Exhibit 99.(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 18, 2025, relating to the financial statements and financial highlights of AllianzIM U.S. Equity Buffer15 Uncapped Jan ETF, AllianzIM U.S. Equity Buffer15 Uncapped Feb ETF, AllianzIM U.S. Equity Buffer15 Uncapped Mar ETF, AllianzIM U.S. Equity Buffer15 Uncapped Apr ETF, AllianzIM U.S. Equity Buffer15 Uncapped May ETF, AllianzIM U.S. Equity Buffer15 Uncapped Jun ETF, AllianzIM U.S. Equity Buffer15 Uncapped Jul ETF, AllianzIM U.S. Equity Buffer15 Uncapped Aug ETF, AllianzIM U.S. Equity Buffer15 Uncapped Sep ETF, AllianzIM U.S. Equity Buffer15 Uncapped Oct ETF, AllianzIM U.S. Equity Buffer15 Uncapped Nov ETF and AllianzIM U.S. Equity Buffer15 Uncapped Dec ETF, each a series of AIM ETF Products Trust, which are included in Form N-CSR for the year or period ended October 31, 2025 and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Investment Adviser and Other Service Providers” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

February 27, 2026